Exhibit 10.5

PNM RESOURCES, INC.

2011 LONG-TERM INCENTIVE TRANSITION PLAN

Introduction

•

The 2011 Long-Term Incentive Transition Plan (the “Plan”) provides eligible officers of PNM Resources, Inc. (the “Company”) with the opportunity to earn Performance Share Awards (60% of the total opportunity), Performance Cash Awards (10% of the total opportunity) and time-vested Restricted Stock Rights Awards (30% of the total opportunity).

•

The number of Performance Shares and the amount of the Performance Cash earned by an officer for any of the three Performance Periods described below will depend on the officer’s position (e.g., CEO, EVP, SVP or VP) and base salary and the Company’s level of attainment of a Relative TSR Goal and an FFO/Debt Ratio Goal, as described below.

•	The number of time-vested Restricted Stock Rights awarded to an officer at the end of each Performance Period will depend on the officer’s position as well as the officer’s base salary.

Performance Periods

•	In 2011, the Company will transition from a one-year Performance Period for its long-term incentive to a three-year Performance Period.

•	In order to transition to the three-year Performance Period, the total opportunity for 2011 will be earned over three Performance Periods.

•	The 2011-1 Performance Period—January 1, 2011 to December 31, 2011.

•	The 2011-2 Performance Period—January 1, 2011 to December 31, 2012.

•	The 2011-3 Performance Period—January 1, 2011 to December 31, 2013.

Opportunity as Compared to Market Median

•	The 2011 Plan begins the gradual process of moving to a long-term incentive opportunity that approximates an aggregate opportunity level in the range of the median of the market.

•	The aggregate opportunities available for the 2011-1 Performance Period represent approximately 67% of the median opportunities.

•	The aggregate opportunities available for the 2011-2 Performance Period represent approximately 78% of the median opportunities.

•	The aggregate opportunities available for the 2011-3 Performance Period represent approximately 89% of the median opportunities.

Performance Goals

•

The number of Performance Shares and the amount of Performance Cash that an officer will receive for each of the three Performance Periods will depend on the Company’s level of attainment of a Relative TSR Goal and a FFO/Debt Ratio Goal.

•	These Goals and the corresponding Awards are described in the Performance Goal Table (Attachment A).

Performance Share and Performance Cash Award Opportunities

•

The Company’s level of attainment (Threshold, Target or Maximum) of the Relative TSR and FFO/Debt Ratio Goals determines the level (Threshold, Target or Maximum) of the officer’s Performance Share and Performance Cash Awards.

•

An officer’s Performance Share and Performance Cash Award opportunities also will vary depending on the officer’s position, the officer’s base salary and the Performance Period, all as determined in accordance with the Performance Share and Performance Cash Award Opportunity Tables (Attachment B).

•

For purposes of determining the number of Performance Shares to which an officer is entitled at any particular Award Level, the value of one Performance Share shall be equal to the Fair Market Value of one share of the Company’s Stock on the relevant Grant Date and the officer’s base salary shall equal the officer’s base salary as of the first day of the Performance Period.

Time-Vested Restricted Stock Rights Award Opportunities

•

At the end of each Performance Period (generally between the next following January 1 and March 15), the Company’s Compensation and Human Resources Committee (the “Committee”) will consider whether to grant time-vested Restricted Stock Rights Awards.

•

If the Committee, with the approval of the Company’s Board of Directors (the “Board”), decides to make time-vested Restricted Stock Rights Awards, it must adopt a written resolution to that effect. In the resolution, the Committee will establish the Grant Date for the Awards.

•

An officer’s time-vested Restricted Stock Rights Award opportunities will vary depending on the officer’s position and the officer’s base salary, all as determined in accordance with the attached Time-Vested RSR Award Opportunity Table (Attachment C).

•

For purposes of determining the number of RSRs to which an officer will be entitled, the value of one RSR shall be equal to the Fair Market Value of one share of the Company’s Stock on the Grant Date specified in the Committee’s resolution and the officer’s base salary shall equal the officer’s base salary on the Grant Date.

Other Provisions

•	Only Company officers who have a salary grade of H18 or higher will receive Awards.

•	All of the Awards will be made pursuant to the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “PEP”).

•	All of the Awards will be subject to the standard Terms and Conditions prescribed by the Committee.

•	The Grant Date for the Performance Share Awards is March 22, 2011.

2

•

Contrary to past practice, a pro rated Award will be provided to an officer who terminates employment during a Performance Period for any reason other than Cause. The pro rated Award will be calculated at the end of the Performance Period based on actual performance during the Performance Period. The pro ration will be made based on the number of months completed by the officer, using the proration rules described in Section 13.1(a)(iv)(2) of the PEP.

•	If an individual becomes an officer during a Performance Period, the Committee may grant a pro rata Award to the new officer on such terms and conditions as the Committee deems to be appropriate.

•

All Performance Share Awards and Performance Cash Awards payable to officers who are Covered Employees for the Company’s tax year that coincides with the Performance Period are intended to qualify as Performance-Based Awards granted pursuant to Section 12 of the PEP. As a result, all such Awards are subject to the requirements of Section 12 of the PEP.

Approved by:

/s/ Alice A. Cobb
Alice A. Cobb, SVP and Chief Administrative Officer

April 29, 2011
Date

3

Exhibit 10.5

ATTACHMENT A

Performance Goal Table

Goal	Threshold Level[1]		Target Level		Maximum Level[2]

Relative TSR[3]

If the Company’s Relative TSR for any of the three Performance Periods places it in the Threshold, Target or Maximum Level range shown to the right, the Officer will be entitled to receive 60% of the Threshold, Target or Maximum Award as determined in accordance with the Award Opportunity Table for that Performance Period.

	Greater than the 35th percentile but not greater than the 50th percentile.		Greater than the 50th percentile but not greater than the 95th percentile.		Greater than the 95th percentile.

FFO/Debt Ratio[4]

If the Company’s FFO/Debt Ratio on the last day of a Performance Period places it in the Threshold, Target or Maximum Level range for that Performance Period, the Officer will be entitled to receive 40% of the Threshold, Target or Maximum Award as determined in accordance with the Award Opportunity Table for that Performance Period.

	2011-1 2011-2 2011-3	At least 18.3% but less than 18.9% At least 18.7% but less than 19.3% At least 21.6% but less than 22.2%	2011-1 2011-2 2011-3	At least 18.9% but less than 20% At least 19.3% but less than 20.4% At least 22.2% but less than 23.3%	2011-1 2011-2 2011-3	At least 20% At least 20.4% At least 23.3%

[1]

If the Company’s Relative TSR or FFO/Debt Ratio falls between two Award levels (e.g., the Threshold Level and the Target Level shown in the Performance Goal Table), the number of Performance Shares and the amount of the Performance Cash to which an Officer is entitled will be interpolated between the two Award levels in accordance with uniform procedures prescribed by the Committee.

[2]	In no event will an Officer receive more than the Maximum Award for an Officer of his or her level as listed in the Award Opportunity Table.
[3]

The “Relative TSR” Goal refers to the Company’s “Total Shareholder Return” for the Performance Period (expressed as a percentage of the “Beginning Stock Price,” as defined below) as compared to the “Total Shareholder Return” of the other utilities included in the S & P 400 Mid-Cap Utility Index. For this purpose, the Total Shareholder Return of the Company and the other utilities included in the Index will be determined by adding any dividends paid by the Company (or such other utilities) to the appreciation in the value of the Company’s Stock (or the other utilities’ common stock). The appreciation shall be measured by comparing the “Beginning Stock Price” and “Ending Stock Price.” The “Beginning Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the 20 trading days immediately preceding the first day of the Performance Period. The “Ending Stock Price” is the average closing price of the Company’s Stock (or the common stock of the other utilities) on the last 20 trading days of the Performance Period.

[4]

The FFO/Debt Ratio equals PNMR’s funds from operations for the last fiscal year in the performance period divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) at the end of the performance period. Funds from operations are equal to the net cash flows from operating activities, as reflected on the Consolidated Statement of Cash Flows as reported in the Company’s Form 10-K, adjusted for certain items to ensure the award payments are based on the underlying growth of the core business. The calculation is intended to be consistent with Moody’s calculation of FFO/Debt for the Company.

A-1

Exhibit 10.5

ATTACHMENT B

Performance Share and Performance Cash Award Opportunity Tables

2011-1 Performance Period

Officer Level	Threshold Award	Target Award	Maximum Award
CEO	Performance Shares = 34.25% of base salary Performance Cash = 5.75% of base salary	Performance Shares = 68.5% of base salary Performance Cash = 11.5% of base salary	Performance Shares = 137% of base salary Performance Cash = 23% of base salary

EVP	Performance Shares = 20% of base salary Performance Cash = 3.5% of base salary	Performance Shares = 40% of base salary Performance Cash = 7% of base salary	Performance Shares = 80% of base salary Performance Cash = 14% of base salary

SVP	Performance Shares = 17% of base salary Performance Cash = 3% of base salary	Performance Shares = 34% of base salary Performance Cash = 6% of base salary	Performance Shares = 68% of base salary Performance Cash = 12% of base salary

VP	Performance Shares = 9% of base salary Performance Cash = 1.5% of base salary	Performance Shares = 18% of base salary Performance Cash = 3% of base salary	Performance Shares = 36% of base salary Performance Cash = 6% of base salary

2011-2 Performance Period

Officer Level	Threshold Award	Target Award	Maximum Award
CEO	Performance Shares = 40% of base salary Performance Cash = 6.5% of base salary	Performance Shares = 80% of base salary Performance Cash = 13% of base salary	Performance Shares = 160% of base salary Performance Cash = 26% of base salary

EVP	Performance Shares = 23.5% of base salary Performance Cash = 4% of base salary	Performance Shares = 47% of base salary Performance Cash = 8% of base salary	Performance Shares = 94% of base salary Performance Cash = 16% of base salary

SVP	Performance Shares = 20% of base salary Performance Cash = 3.5% of base salary	Performance Shares = 40% of base salary Performance Cash = 7% of base salary	Performance Shares = 80% of base salary Performance Cash = 14% of base salary

VP	Performance Shares = 10.5% of base salary Performance Cash = 1.75% of base salary	Performance Shares = 21% of base salary Performance Cash = 3.5% of base salary	Performance Shares = 42% of base salary Performance Cash = 7% of base salary

C-1

2011-3 Performance Period

Officer Level	Threshold Award	Target Award	Maximum Award
CEO	Performance Shares = 45.5% of base salary Performance Cash = 7.5% of base salary	Performance Shares = 91% of base salary Performance Cash = 15% of base salary	Performance Shares = 182% of base salary Performance Cash = 30% of base salary

EVP	Performance Shares = 26.5% of base salary Performance Cash = 4.5% of base salary	Performance Shares = 53% of base salary Performance Cash = 9% of base salary	Performance Shares = 106% of base salary Performance Cash = 18% of base salary

SVP	Performance Shares = 22.5% of base salary Performance Cash = 4% of base salary	Performance Shares = 45% of base salary Performance Cash = 8% of base salary	Performance Shares = 90% of base salary Performance Cash = 16% of base salary

VP	Performance Shares = 12% of base salary Performance Cash = 2% of base salary	Performance Shares = 24% of base salary Performance Cash = 4% of base salary	Performance Shares = 48% of base salary Performance Cash = 8% of base salary

A-2

ATTACHMENT C

Time-Vested RSR Award Opportunity Table

Officer Level	Award
CEO	RSRs = 51% of base salary
EVP	RSRs = 30% of base salary
SVP	RSRs = 25.5% of base salary
VP	RSRs = 13.5% of base salary

A-3